Exhibit 10.1

AMENDMENT OF CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT OF CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is entered into as of October 31, 2016 among TRANSATLANTIC PETROLEUM LTD. (“Maker”) and ANBE HOLDINGS, L.P. (“Holder”). Maker and Holder may be referred to individually as “Party” and collectively as the “Parties”. All capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Note (as defined below).

WHEREAS, the Parties entered into that certain convertible promissory note on December 30, 2015, in the principal amount of Five Million Dollars and No/100 ($5,000,000.00), a copy of which is attached to this Amendment (the “Note”);

WHEREAS, the Parties entered into that certain extension of convertible promissory note on June 30, 2016 extending (i) the latest date on which Maker may request a Subsequent Advance to August 15, 2016, and (ii) the Maturity Date to August 31, 2016 (the “First Extension”); and

WHEREAS, the Parties entered into that certain second extension of convertible promissory note on August 31, 2016 extending the Maturity Date to October 31, 2016 (the “Second Extension”); and

WHEREAS, the Parties desire to amend the Note to extend the Maturity Date and provide for a payment plan.

NOW, THEREFORE, in consideration of the covenants set forth herein and the benefits to be derived hereby, the Parties agree to amend the Note with the following:

1.	The Maturity Date shall be extended from October 31, 2016 to September 30, 2017.
2.	The principal and interest shall be repaid to Holder on the last day of each month in accordance with the following payment plan:

MONTH	INTEREST PAYMENT	ACCUMULATED INTEREST PAYMENT	PRINCIPAL PAYMENT	ENDING BALANCE
October 2016	$38,919	$116,756	$0	$3,592,500
November 2016	$38,919	N/A	$0	$3,592,500
December 2016	$38,919	N/A	$898,125	$2,694,375
January 2017	$29,189	N/A	$0	$2,694,375

February 2017	$29,189	N/A	$0	$2,694,375
March 2017	$29,189	N/A	$898,125	$1,796,250
April 2017	$19,459	N/A	$0	$1,796,250
May 2017	$19,459	N/A	$0	$1,796,250
June 2017	$19,459	N/A	$898,125	$898,125
July 2017	$9,730	N/A	$0	$898,125
August 2017	$9,730	N/A	$0	$898,125
September 2017	$9,730	N/A	$898,125	$0

3.

Notwithstanding the foregoing, Maker hereby agrees that, if Maker sells its wholly-owned subsidiary, Thrace Basin Natural Gas (Turkiye) Corporation (“TBNG”), then Maker shall pay the remaining balance due under the Note, including interest, to Holder within five (5) business days of the closing of the sale of TBNG.

Except as expressly modified or amended hereby, the Parties agree that the terms and rights contained in the Note, as amended by the First Extension, the Second Extension, and this Amendment, shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date set out above.

TransAtlantic Petroleum Ltd.

By _ __/s/ Chad Burkhardt______________

Name: _Chad Burkhardt________________

Title: __Vice President and General Counsel

ANBE Holdings, L.P.

By:  ANBE, LLC, its General Partner

By __/s/ N, Malone Mitchell, 3rd__________

Name: _ N. Malone Mitchell, 3rd_________

Title: __Manager______________________

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